Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2020
FINANCIAL RESULTS

Total Revenues Increased 5% to $535 Million Compared to First Quarter 2019

Strong Xyrem Net Revenues of $408 Million, an Increase of 11% Compared to First Quarter 2019

Cash from Operations Exceeded $270 Million; Cash and Investments of $1 Billion at Quarter End

Received Priority Review and PDUFA Action Date of July 21, 2020 for JZP-258 for the Treatment of Cataplexy and Excessive Daytime Sleepiness in Narcolepsy; Expected Launch As Early As Fourth Quarter

Transaction for Exclusive U.S. Rights to Lurbinectedin Completed

Lurbinectedin Received Priority Review and PDUFA Action Date of August 16, 2020 for the Treatment of Relapsed Small Cell Lung Cancer; Expected Launch by Third Quarter

2020 Full-Year Revenue Guidance Reduced Due to Anticipated Impact of the COVID-19 Pandemic

DUBLIN, May 5, 2020 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter of 2020 and updated 2020 financial guidance.
“During this unprecedented time, I am proud of the commitment of our Jazz employees to supporting the continued delivery of our essential medicines to patients around the world," said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals.  “Based on these efforts, we generated revenues of $535 million in the first quarter and continued to make progress toward our key 2020 objectives.  JZP-258 and lurbinectedin received priority review with PDUFA action dates in the third quarter and, if approved, provide us the opportunity to deliver two new important treatment options to patients as early as the second half of this year. Following the EMA approval this January, we are poised to commence the rolling launch of Sunosi in Europe, beginning in Germany this month. In addition, we progressed patient enrollment in our pivotal study of JZP-458 and completed enrollment in our Phase 3 study of JZP-258 in idiopathic hypersomnia.”

“Although we experienced limited financial impact of COVID-19 in the first quarter, we have updated our financial guidance to reflect the potential impact on our business for the remainder of 2020. We are proactively managing our operating expenses and prioritizing investments in our most important current and future revenue drivers,” continued Mr. Cozadd.  “We are excited about the opportunities ahead for Jazz and remain focused on diversifying our portfolio of essential medicines to provide innovative and life-changing options for patients.  Our positive cash flow, strong balance sheet and access to significant additional liquidity position us well to manage through the impact of the COVID-19 pandemic on our business while continuing to drive future growth for shareholders.”

Financial Highlights

	Three Months Ended March 31,
(In thousands, except per share amounts)	2020	2019
Total revenues	$534,726	$508,186
GAAP net income (loss)	$(157,833)	$85,201
Adjusted net income[1]	$25,833	$164,173
GAAP EPS	$(2.82)	$1.47
Adjusted EPS[1]	$0.45	$2.83
____________________________

1.
Commencing in 2020, following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, the company no longer excludes upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. For purposes of comparability, non-GAAP adjusted financial measures for the first quarter of 2019 have been updated to reflect this change. See “Non-GAAP Financial Measures” below.

GAAP net loss for the first quarter of 2020 was $157.8 million, or $2.82 per diluted share, compared to GAAP net income of $85.2 million, or $1.47 per diluted share, for the first quarter of 2019. GAAP net loss and non-GAAP adjusted net income for the first quarter of 2020 included the post-tax impact of a $200.0 million upfront payment made to Pharma Mar, S.A. (PharmaMar) for the exclusive U.S. commercialization and development rights to lurbinectedin.
GAAP net loss for the first quarter of 2020 also included the post-tax impact of an impairment charge of $136.1 million following the company's decision to stop enrollment in its Phase 3 clinical study of defibrotide for the prevention of veno-occlusive disease (VOD) due to an Independent Data Monitoring Committee determination that the study is highly unlikely to reach its primary endpoint.
Non-GAAP adjusted net income decreased in the first quarter of 2020 to $25.8 million, or $0.45 per diluted share, from $164.2 million, or $2.83 per diluted share, in the first quarter of 2019. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Corporate Overview
Sleep and Neuroscience

•
Xyrem: During the quarter, bottle volume growth was 5% and average active patients on therapy grew 3% compared to the first quarter of 2019. The company observed a decline in new patient enrollments in connection with COVID-19 beginning in mid-March. Given the importance of managing narcolepsy, a serious and chronic disease, the company believes that the demand for Xyrem in 2020 will remain strong.

•
Sunosi: First quarter prescriptions increased 41% from the fourth quarter 2019, and more than 80% of commercially insured U.S. patients have access to coverage for Sunosi. Sales were impacted by physician office closures, and pulmonologists, a key physician audience managing obstructive sleep apnea, refocusing care to patients with acute respiratory distress syndrome, as a result of COVID-19. The European rolling launch will begin in Germany this month.

•
JZP-258: In March 2020, the U.S. Food and Drug Administration (FDA) accepted for filing with priority review the New Drug Application (NDA) for JZP-258 for the treatment of cataplexy and excessive daytime sleepiness (EDS) in narcolepsy patients 7 years of age and older with a Prescription Drug User Fee Act (PDUFA) action date of July 21, 2020. The company has not been notified of any delays to the PDUFA action date. Additionally, the company completed patient enrollment in the Phase 3 pivotal study for the treatment of idiopathic hypersomnia, in the first quarter.

Hematology/Oncology

•
Lurbinectedin: In February 2020, FDA accepted for filing with priority review the NDA seeking accelerated approval for lurbinectedin for the treatment of patients with relapsed small cell lung cancer (SCLC) with a PDUFA action date of August 16, 2020. FDA has indicated that an advisory committee meeting is not currently planned.

•
JZP-458: Enrollment is ongoing in the single-arm, pivotal Phase 2/3 study, additional sites continue to activate and the company expects to submit the Biologics License Application (BLA) as early as fourth quarter this year.

•
Defitelio (defibrotide sodium)/defibrotide: The company is providing defibrotide to support multiple investigator-sponsored trials to evaluate its use in COVID-19 patients with acute respiratory distress syndrome. Top-line results from the Phase 2 study for prevention of acute graft-versus-host disease are expected in the second half of 2020.

Total Revenues

	Three Months Ended March 31,
(In thousands)	2020	2019
Xyrem® (sodium oxybate) oral solution	$407,875	$368,317
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	37,732	60,899
Defitelio® (defibrotide sodium) / defibrotide	47,432	41,500
Vyxeos® (daunorubicin and cytarabine) liposome for injection	32,720	28,943
Sunosi® (solriamfetol)	1,924	—
Other	2,522	3,672
Product sales, net	530,205	503,331
Royalties and contract revenues	4,521	4,855
Total revenues	$534,726	$508,186

Total revenues increased 5% in the first quarter of 2020 compared to the same period in 2019.

•
Total net product sales increased 5% in the first quarter of 2020 compared to the same period in 2019 primarily due to the double-digit growth in Xyrem, Defitelio and Vyxeos net sales, partially offset by a decrease in Erwinaze net sales due to ongoing supply and manufacturing issues at the sole manufacturer.

•	Xyrem net product sales increased 11% in the first quarter of 2020 compared to the same period in 2019.

•
Erwinaze/Erwinase net product sales decreased 38% in the first quarter of 2020 compared to the same period in 2019. The company continues to expect inter-quarter variability in Erwinaze net sales due to timing and availability of supply.

•
Defitelio/defibrotide net product sales increased 14% in the first quarter of 2020 compared to the same period in 2019. The company continues to expect inter-quarter variability in Defitelio/defibrotide net sales as VOD is an ultra-rare complication of hematopoietic stem-cell transplantation.

•	Vyxeos net product sales increased 13% in the first quarter of 2020 compared to the same period in 2019 primarily due to continuing growth in Europe.

•
Sunosi net product sales were $1.9 million in first quarter of 2020. While Sunosi total prescriptions increased 41% in the first quarter of 2020 compared to the fourth quarter of 2019, net sales in the first quarter of 2020 were negatively impacted by higher gross-to-net deductions due to increased coupon utilization. The company launched Sunosi in the U.S. in July 2019.

Operating Expenses and Effective Tax Rate

	Three Months Ended March 31,
(In thousands, except percentages)	2020	2019
GAAP:
Cost of product sales	$28,657	$33,506
Gross margin	94.6%	93.3%
Selling, general and administrative	$208,400	$167,947
% of total revenues	39.0%	33.0%
Research and development	$86,107	$60,105
% of total revenues	16.1%	11.8%
Acquired in-process research and development	$202,250	$56,000
Impairment charge	$136,139	$—
Income tax provision (benefit)	$(51,287)	$29,116
Effective tax rate	24.5%	25.3%

	Three Months Ended March 31,
(In thousands, except percentages)	2020	2019
Non-GAAP adjusted:
Cost of product sales	$26,984	$31,847
Gross margin	94.9%	93.7%
Selling, general and administrative	$187,804	$147,577
% of total revenues	35.1%	29.0%
Research and development	$79,722	$54,582
% of total revenues	14.9%	10.7%
Acquired in-process research and development	$202,250	$56,000
Income tax provision	$4,687	$45,714
Effective tax rate	15.4%	21.7%
Operating expenses increased over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the first quarter of 2020 compared to the same period in 2019 on a GAAP and on a non-GAAP adjusted basis due to higher sales and marketing expenses related to the company's products and pre-launch commercialization activities for product candidates as well as an increase in other expenses related to the expansion of the company's business.

•
Research and development (R&D) expenses increased in the first quarter of 2020 compared to the same period in 2019 on a GAAP and on a non-GAAP adjusted basis primarily due to expenses related to the company's expanding pre-clinical and clinical development programs, including JZP-458 and JZP-258 in idiopathic hypersomnia.

•
Acquired in-process research and development expenses on a GAAP and on a non-GAAP adjusted basis included a $200.0 million upfront payment to PharmaMar for the exclusive U.S. commercialization and development rights to lurbinectedin in the first quarter of 2020 and an upfront payment of $56.0 million to Codiak BioSciences, Inc. under a collaboration agreement in the first quarter of 2019.

•
In the first quarter of 2020, the company recorded an impairment charge of $136.1 million on a GAAP basis following the company's decision to stop enrollment in its Phase 3 clinical study of defibrotide for the prevention of VOD due to an Independent Data Monitoring Committee determination that it is highly unlikely that the study will reach its primary endpoint.

Cash Flow and Balance Sheet
As of March 31, 2020, cash, cash equivalents and investments were $1.0 billion, and the outstanding principal balance of the company’s long-term debt was $1.8 billion. During the first quarter of 2020, the company generated $273.0 million of cash from operations, made an upfront payment of $200.0 million to PharmaMar under a license agreement and used $139.1 million to repurchase shares under the company's share repurchase program.
In the first quarter of 2020, the company repurchased approximately 1.1 million ordinary shares under the company's share repurchase program at an average cost of $122.91 per ordinary share. As of March 31, 2020, the remaining amount authorized for share repurchases under the company's share repurchase program was $438.7 million.

2020 Financial Guidance
The May 5, 2020 guidance provided below reflects the anticipated financial impact of COVID-19 to the company's business. This guidance assumes the majority of the negative impact will be in the second quarter, with a return to normalized operations later in the year (in millions, except per share amounts and percentages).

Guidance provided as of
	February 25, 2020	May 5, 2020
Revenues	$2,320 - $2,400	$2,120 - $2,260
Total net product sales	$2,305 - $2,375	$2,105 - $2,240
-Sleep/Neuroscience net sales	$1,740 - $1,810	$1,650 - $1,740
-Hematology/Oncology net sales	$500 - $580	$420 - $510[1]
____________________________

1.	Lurbinectedin net sales included in Hematology/Oncology net sales for May 5, 2020 guidance; included in Revenues and Total net product sales as of each date.

•
In the COVID-19 environment, the guidance update reflects management's current expectations and includes the impact of factors such as declines in medical visits, fewer patients accessing treatment, declines in sales representative access to healthcare providers with social distancing, government imposed stay-at-home orders within Europe and the U.S., closure of offices and treatment centers and shifting of healthcare system focus to caring for COVID-19 patients, increased unemployment, and loss of healthcare coverage.

◦	Specifically in the sleep and neuroscience therapeutic area: the guidance also includes the impact of declines in diagnostic testing leading to decreased narcolepsy and OSA diagnoses.

◦
Specifically in the hematology/oncology therapeutic area: the guidance also includes the impact of postponement of procedures such as hematopoietic stem cell transplantations and recommendations shifting the care of cancer patients to the outpatient setting, reducing the number of treated patients.

•	Operating Expenses: guidance includes proactive management of operating expenses following prioritization of investments in the company's most important current and future revenue drivers.

GAAP:

Guidance provided as of
	February 25, 2020	May 5, 2020
Gross margin %	94%	94%
SG&A expenses	$855 - $903	$785 - $843
SG&A expenses as % of total revenues	36% - 39%	35% - 40%
R&D Expenses	$312 - $348	$277 - $313
R&D expenses as % of total revenues	13% - 15%	12% - 15%
Acquired in-process research and development expenses	$200	$202
Impairment charge	—	$136
Effective tax rate	15% - 23%	22% - 29%
Net income per diluted share	$5.90 - $7.15	$2.70 - $4.30

Non-GAAP:

Guidance provided as of
	February 25, 2020	May 5, 2020
Gross margin %	94%	94%[1,6]
SG&A expenses	$770 - $810	$700 - $750[2,6]
SG&A expenses as % of total revenues	32% - 35%	31% - 35%
R&D Expenses	$285 - $315	$250 - $280[3,6]
R&D expenses as % of total revenues	12% - 14%	11% - 13%
Acquired in-process research and development expenses	$200	$202[4]
Effective tax rate	18% - 20%	20% - 23%[5,6]
Net income per diluted share	$12.50 - $13.40	$11.25 - $12.50[4,6]
____________________________

1.	Excludes $8-$9 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $85-$93 million of share-based compensation expense from estimated GAAP SG&A expenses.

3.	Excludes $27-$33 million of share-based compensation expense from estimated GAAP R&D expenses.

4.
Commencing in 2020, the company no longer excludes upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. The impact of this change to the company’s 2020 non-GAAP adjusted net income and non-GAAP adjusted EPS guidance is approximately $175 million or $3.13 per diluted share, respectively, related to the post-tax impact of the $200 million upfront payment made to PharmaMar in January 2020.

5.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

6.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2020 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2020 first quarter results. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 3491256.
A replay of the conference call will be available through May 12, 2020 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 3491256. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a global biopharmaceutical company dedicated to developing life-changing medicines for people with serious diseases — often with limited or no options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in key therapeutic areas. Our focus is in neuroscience, including sleep medicine and movement disorders, and in oncology, including hematologic and solid tumors. We actively explore new options for patients including novel compounds, small molecule advancements, biologics and innovative delivery technologies. Jazz is headquartered in Dublin, Ireland and has employees around the globe, serving patients in more than 90 countries. For more information, please visit www.jazzpharmaceuticals.com and follow @JazzPharma on Twitter.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing in 2020, the company no longer excludes upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. For purposes of comparability, non-GAAP adjusted financial measures for the first quarter of 2019 have been updated to reflect this change. Accordingly, such payments are not excluded from its non-GAAP financial measures for the three months ended March 31, 2020 and 2019, or from 2020 non-GAAP adjusted net income guidance and non-GAAP adjusted net income per diluted share guidance as detailed in the reconciliation tables that follow. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including the company’s updated 2020 financial guidance and 2020 planned milestones and the anticipated timing thereof, including the rolling launch of Sunosi in Europe, the potential approval and launch of lurbinectedin and JZP-258 in the U.S.; the company’s clinical development of and planned BLA submission for JZP-458; the company’s plan to proactively manage operating expenses and prioritize investments in the most important revenue drivers; the company's focus on diversifying its portfolio of essential medicines to provide innovative and life-changing options for patients; the company's belief that its cash flow, balance sheet and access to additional liquidity position it well to manage through the impact of the COVID-19 pandemic while driving future growth; the company's belief that Xyrem demand in 2020 will remain strong; the company’s expectations of inter-quarter variability in Defitelio net sales and Erwinaze net sales and the reasons therefor; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the scale, duration and evolving effects of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the company’s business operations and financial results; maintaining or increasing sales of and revenue from Xyrem; effectively commercializing the company’s other products and product candidates, including with respect to Sunosi and, if approved, lurbinectedin and JZP-258; the time-consuming and uncertain regulatory approval process, including the risk that the company’s current and planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by the company as a result of the COVID-19 pandemic; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining adequate coverage and reimbursement for the company’s products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; the company’s ability to realize the anticipated benefits of its collaborations with third parties for the development of product candidates; the company’s ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company's Annual Report on Form 10-K for the year ended December 31, 2019 and future filings and reports by the company, including the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In addition, while the company expects the COVID-19 pandemic to continue to adversely affect its business operations and financial results, the extent of the impact on the company’s ability to generate sales of and revenues from its approved products, its clinical development and regulatory efforts, its corporate development objectives and the value of and market for its ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S., Ireland and other countries, and the effectiveness of actions taken globally to contain and treat the disease. Moreover, other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Product sales, net	$530,205	$503,331
Royalties and contract revenues	4,521	4,855
Total revenues	534,726	508,186
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	28,657	33,506
Selling, general and administrative	208,400	167,947
Research and development	86,107	60,105
Intangible asset amortization	62,847	56,885
Acquired in-process research and development	202,250	56,000
Impairment charge	136,139	—
Total operating expenses	724,400	374,443
Income (loss) from operations	(189,674)	133,743
Interest expense, net	(18,496)	(17,922)
Foreign exchange loss	(1,132)	(611)
Income (loss) before income tax provision (benefit) and equity in loss (gain) of investees	(209,302)	115,210
Income tax provision (benefit)	(51,287)	29,116
Equity in loss (gain) of investees	(182)	893
Net income (loss)	$(157,833)	$85,201

Net income (loss) per ordinary share:
Basic	$(2.82)	$1.49
Diluted	$(2.82)	$1.47
Weighted-average ordinary shares used in per share calculations - basic	55,956	57,206
Weighted-average ordinary shares used in per share calculations - diluted	55,956	58,081

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$701,602	$637,344
Investments	280,000	440,000
Accounts receivable, net of allowances	317,301	355,987
Inventories	85,610	78,608
Prepaid expenses	38,824	39,434
Other current assets	94,300	78,895
Total current assets	1,517,637	1,630,268
Property, plant and equipment, net	129,562	131,506
Operating lease assets	135,976	139,385
Intangible assets, net	2,238,658	2,440,977
Goodwill	909,226	920,018
Deferred tax assets, net	230,242	221,403
Deferred financing costs	6,887	7,426
Other non-current assets	47,107	47,914
Total assets	$5,215,295	$5,538,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,308	$47,545
Accrued liabilities	261,041	267,873
Current portion of long-term debt	33,387	33,387
Income taxes payable	31,211	10,965
Deferred revenue	4,176	4,720
Total current liabilities	396,123	364,490
Deferred revenue, non-current	4,225	4,861
Long-term debt, less current portion	1,576,984	1,573,870
Operating lease liabilities, less current portion	147,110	151,226
Deferred tax liabilities, net	165,095	224,095
Other non-current liabilities	117,258	109,374
Total shareholders’ equity	2,808,500	3,110,981
Total liabilities and shareholders’ equity	$5,215,295	$5,538,897

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$272,969	$202,253
Net cash provided by (used in) investing activities	(60,080)	166,052
Net cash used in financing activities	(147,683)	(130,349)
Effect of exchange rates on cash and cash equivalents	(948)	(112)
Net increase in cash and cash equivalents	$64,258	$237,844

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP reported net income (loss)	$(157,833)	$85,201
Intangible asset amortization	62,847	56,885
Share-based compensation expense	28,654	27,552
Impairment charge (a)	136,139	—
Non-cash interest expense (b)	12,000	11,133
Income tax effect of above adjustments	(55,974)	(16,598)
Non-GAAP adjusted net income	$25,833	$164,173

GAAP reported net income (loss) per diluted share	$(2.82)	$1.47
Non-GAAP adjusted net income per diluted share	$0.45	$2.83
Weighted-average ordinary shares used in diluted per share calculations - GAAP	55,956	58,081
Weighted-average ordinary shares used in diluted per share calculations - non-GAAP	56,792	58,081
________________________________________________
Explanation of Adjustments and Certain Line Items:

(a)
Impairment charge related to the company's decision to stop enrollment in its Phase 3 clinical study of defibrotide for the prevention of VOD due to a determination by an Independent Data Monitoring Committee that it is highly unlikely that the study will reach its primary endpoint.

(b)	Non-cash interest expense associated with debt discount and debt issuance costs.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE THREE MONTHS ENDED MARCH 31, 2020 and 2019
(In thousands, except percentages)
(Unaudited)

	Three months ended March 31, 2020
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Impairment charge	Interest expense, net	Income tax provision (benefit)	Effective tax rate
GAAP Reported	$28,657	94.6%	$208,400	$86,107	$62,847	$136,139	$18,496	$(51,287)	24.5%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(62,847)	—	—	—	—
Share-based compensation expense	(1,673)	0.3	(20,596)	(6,385)	—	—	—	—	—
Impairment charge	—	—	—	—	—	(136,139)	—	—	—
Non-cash interest expense	—	—	—	—	—	—	(12,000)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	55,974	(9.1)
Total of Non-GAAP adjustments	(1,673)	0.3	(20,596)	(6,385)	(62,847)	(136,139)	(12,000)	55,974	(9.1)
Non-GAAP Adjusted	$26,984	94.9%	$187,804	$79,722	$—	$—	$6,496	$4,687	15.4%

	Three months ended March 31, 2019
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$33,506	93.3%	$167,947	$60,105	$56,885	$17,922	$29,116	25.3%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(56,885)	—	—	—
Share-based compensation expense	(1,659)	0.4	(20,370)	(5,523)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(11,133)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	16,598	(3.6)
Total of Non-GAAP adjustments	(1,659)	0.4	(20,370)	(5,523)	(56,885)	(11,133)	16,598	(3.6)
Non-GAAP Adjusted	$31,847	93.7%	$147,577	$54,582	$—	$6,789	$45,714	21.7%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2020 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$150 - $240
Intangible asset amortization	250 - 270
Share-based compensation expense	120 -135
Impairment charge	136
Non-cash interest expense	45 - 55
Income tax effect of adjustments	(105) - (115)
Non-GAAP adjusted net income	$630 - $700

GAAP net income per diluted share	$2.70 - $4.30
Non-GAAP adjusted net income per diluted share	$11.25 - $12.50

Weighted-average ordinary shares used in per share calculations	56

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910